Exhibit 10.3

LEAP THERAPEUTICS, INC.

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of Stock of Leap Therapeutics, Inc. (the “Company”):

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price: $	per share

Number of Option Shares:	shares

Expiration Date:

Type of Option:	☐	Incentive Option

	☐	Nonstatutory Option

Exercise Schedule:  [insert vesting schedule]

In no event shall the Option become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Leap Therapeutics, Inc. 2016 Equity Incentive Plan (the “Plan”).  Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.  Optionee hereby acknowledges the receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Company’s principal offices.

Employment at Will.  Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the

Company (or any Affiliate employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice , in the attached Stock Option Agreement or in the Plan.

DATED:

LEAP THERAPEUTICS, INC.

By:

Title:

Optionee

Address:

ATTACHMENTS
Exhibit A - Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

EXHIBIT A

STOCK OPTION AGREEMENT

LEAP THERAPEUTICS, INC.
STOCK OPTION AGREEMENT

RECITALS

A.                                    The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board (or the board of directors of any Affiliate) and consultants and other advisors who provide services to the Company (or any Affiliate).

B.                                    Optionee is to render valuable services to the Company (or an Affiliate), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Optionee.

C.                                    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.              Grant of Option.  The Company hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice.  The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.              Option Term.  This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or in accordance with the Plan.

3.              Limited Transferability.

(a)                                 This option shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.  However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option.  Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

(b)                                 If this option is designated a Nonstatutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee’s lifetime to one or more of the Optionee’s Family Members or to a trust established for the exclusive benefit of Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order and is approved by the Committee.  The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment.  The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4.              Dates of Exercise.  This option shall become exercisable for the Option Shares in one or more installments in accordance with the Exercise Schedule set forth in the Grant Notice.  As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or under the Plan.

5.              Cessation of Service.  The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)                                 Should Optionee cease to remain in Service for any reason (other than (i) death, (ii) Permanent Disability, or (iii) for Cause) while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a period of three (3) months (commencing with the first date following such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)                                 Should Optionee die while this option is outstanding, then this option may be exercised by (i) the personal representative of Optionee’s estate or (ii) the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or to whom the option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Paragraph 3, as the case may be.  However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death.  Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period following the date of Optionee’s death or (ii) the Expiration Date.

(c)                                  Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a period of twelve (12) months (commencing with the first date following such cessation of Service) during which to exercise this option.  In no event shall this option be exercisable at any time after the Expiration Date.

(d)                                 During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which this option is, at the time of Optionee’s cessation of Service, vested and exercisable pursuant to the Exercise Schedule specified in the Grant Notice.  This option shall not vest or become exercisable for any additional Option Shares following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Committee pursuant to an express written agreement with the Optionee.  Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not otherwise been exercised.

(e)                                  Should Optionee’s Service be terminated for Cause or should Optionee engage in conduct that would constitute grounds for Optionee’s termination for Cause following Optionee’s termination date, but while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

6.              Change of Control/Transaction.  The provisions of the Plan applicable to a Change of Control or a Transaction (as such terms are defined in the Plan) apply to the option, and, in the event of a Change of Control or Transaction, the Committee may take such actions as it deems appropriate pursuant to the Plan.

7.              Adjustment in Option Shares.  If the outstanding shares of Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and equitable adjustment will be made in (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price.

8.              Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9.              Manner of Exercising Option.

(a)                                 In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)                                                             Execute and deliver to the Company a Notice of Exercise for the Option Shares for which the option is exercised or comply with such other procedures as the Company may establish for notifying the Company of the exercise of this option for one or more Option Shares.

(ii)                                                          Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)       cash or check made payable to the Company;

(B)  with the Company’s approval, shares of Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Market Value on the Exercise Date;

(C)  with the Company’s approval, shares of Stock otherwise issuable under the option but withheld by the Company in satisfaction of the exercise price, with such withheld shares to be valued at Market Value on the Exercise Date, or

(D)  through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of Stock subject to the option in a brokered transaction (other than to the Company).

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Company in connection with the option exercise.

(iii)                  Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)                  Make appropriate arrangements with the Company (or Affiliate employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

(b)           As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)           In no event may this option be exercised for any fractional shares.

10.  Compliance with Laws and Regulations.

(a)           The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Stock may be listed for trading at the time of such exercise and issuance.

(b)           The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Stock as to which such approval shall not have been obtained.  The Company, however, shall use its best efforts to obtain all such approvals.

11.  Successors and Assigns.  Except to the extent otherwise provided in Paragraph 3 or in the Plan, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.

12.  Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.  Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

14.  Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without resort to that State’s conflict-of-laws rules.

15.  Excess Shares.  If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

16.  Additional Terms Applicable to an Incentive Option.  In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a)           This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b)           No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Market Value (determined at the Grant Date) of the Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Affiliate) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.  Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Nonstatutory Option.

(c)           Should the exercisability of this option be accelerated, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Market Value (determined at the Grant Date) of the Stock for which this option first becomes exercisable in the calendar year in which the acceleration occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Affiliate) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.  Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such acceleration, the option may nevertheless be exercised for the excess shares in such calendar year as a Nonstatutory Option.

(d)           Should Optionee hold, in addition to this option, one or more other options to purchase Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

APPENDIX

The following definitions shall be in effect under the Agreement:

A.    Agreement shall mean this Stock Option Agreement.

B.    Cause shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by the Optionee of confidential information or trade secrets of the Company (or any Affiliate), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Affiliate) in a material manner.  The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Affiliate) to discharge or dismiss the Optionee for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Cause.

C.    Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

D.    Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.

E.    Exercise Schedule shall mean the schedule set forth in the Grant Notice pursuant to which the option is to become exercisable for the Option Shares in one or more installments over the Optionee’s period of Service.

F.     Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

G.    Family Member shall mean any of the following members of the Optionee’s family: any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, bother-in-law or sister-in-law, including adopting relationships.

H.    Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

I.     Notice of Exercise shall mean the notice of option exercise in the form prescribed by the Company.

J.     Option Shares shall mean the number of shares of Stock subject to the option as specified in the Grant Notice.

K.    Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental

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impairment which is expected to result in death or to be of continuous duration of twelve (12) months or more.

L.    Service shall mean the Optionee’s performance of services for the Company (or any Affiliate, whether now existing or subsequently established) in the capacity of an Employee, a non-employee member of the Board or a consultant or advisor.  The Optionee shall be deemed to cease Service immediately upon the occurrence of either of the following events:  (i) the Optionee no longer performs services in any of the foregoing capacities for the Company or any Affiliate or (ii) the entity for which the Optionee is performing such services ceases to remain an Affiliate of the Company, even though the Optionee may subsequently continue to perform services for that entity.  Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Company; provided, however, that for a leave which exceeds three (3) months, Service shall be deemed, for purposes of determining the period within which any outstanding option held by a Optionee may be exercised as an Incentive Option, to cease on the first day immediately following the expiration of such three (3)-month period, unless the Optionee is provided with the right to return to Service following such leave either by statute or by written contract.  Except to the extent otherwise required by law or expressly authorized by the Committee or by the Company’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee is on a leave of absence.

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EXHIBIT B

PLAN SUMMARY AND PROSPECTUS

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